EXHIBIT 10.29
GUARANTY AGREEMENT
     THIS GUARANTY AGREEMENT executed as of this 1st day of September, 2002, by and among William L. Bates, Gregg D. Scheller and Kurt W. Gampp, Jr., each an individual residing in the State of Missouri (the “Individual Guarantors” and Synergetics, Inc., a Missouri corporation (the “Corporate Guarantor” and, together with the Individual Guarantors, the “Guarantors”) and The Industrial Development Authority of St. Charles County, Missouri, a public corporation of the State of Missouri (the “Issuer”).
     FOR VALUE RECEIVED, and in consideration of any loans, advances, payments, extensions of credit and financial accommodations heretofore or hereafter made, granted or extended by Issuer or which the Issuer has or will become obligated to make, grant or extend, to or for the account of Synergetics Development Company, L.L.C., a Missouri limited liability company (the “Obligor”), and in consideration of any obligations heretofore or hereafter incurred by Obligor to the Issuer, the Guarantors hereby absolutely and unconditionally, jointly and severally, guarantee to the Issuer the prompt and complete payment when due in accordance with its terms (whether by reason of demand, acceleration or otherwise) of any and all indebtedness (principal, interest, fees and other amounts) and other obligations for the payment of money, evidenced by notes, bonds or other negotiable or non-negotiable instruments, or in any manner whatsoever, now or hereafter existing, of the Obligor to the Issuer (collectively, the “Indebtedness”). In addition, the Guarantors shall and agree to be jointly and severally liable to the Issuer for all costs and expenses incurred by the Issuer in attempting or effecting collection hereunder (whether or not litigation shall be commenced in aid thereof) and in connection with representation of the Issuer in connection with bankruptcy or insolvency proceedings, including without limitation reasonable attorneys’ fees and expenses.
     TO SECURE THE ISSUER HEREUNDER, the Guarantors each give to the Issuer a general lien and right of set-off upon and to every present and future deposit account with UMB Bank, N.A., as trustee (the “Trustee”) under that certain Indenture of Trust dated as of September 1, 2002 by and between the Issuer and the Trustee for the holders of any bonds issued by the Issuer pursuant to said Indenture of Trust and pledges to the Issuer all moneys, notes, bonds, stocks and other securities of every kind, as well as any other property, now or hereafter delivered to or in the possession of the Trustee, with full power in the Trustee in the event of default hereunder to credit and apply on said Indebtedness any such moneys on deposit and to sell such securities and other property at public or private sale or through any exchange or broker’s board and to credit and apply the net proceeds thereof on said Indebtedness.
     Notice of the acceptance of this Guaranty, and of the incurring of any Indebtedness hereby guaranteed, and presentment, demand for payment, notice of dishonor, protest and notice of protest, and of default by Obligor, are waived by the Guarantors who agree: (i) that the obligation of the Guarantors hereunder is primary and may be enforced directly against any Guarantor independently of and without proceeding against the Obligor or any other Guarantor or Guarantors or foreclosing any collateral pledged to the Issuer; (ii) that the Issuer in its sole and absolute discretion may extend the time of payment, and renew or change the manner, place, time and terms of payment of and make any other changes with respect to any or all of said Indebtedness; (iii) that the Issuer may in its sole and absolute discretion sell, exchange, release, surrender and otherwise deal with all or any of the collateral pledged to the Issuer by the Obligor or any other person to secure any or all of said Indebtedness; (iv) that the Issuer may in its sole and absolute discretion release and otherwise deal with any other Guarantor or Guarantors; and (v) that the Issuer may exercise or refrain from exercising any rights against the Obligor or any Guarantor or Guarantors or otherwise act or refrain from acting, and may settle or compromise any or all of said Indebtedness with the Obligor; all without releasing the Guarantors.
     The Guarantors hereby waive any and all rights of subrogation, reimbursement, contribution and indemnity whatsoever with respect to the Obligor and shall have no right of recourse to or with respect to any assets or property of the Obligor or to any collateral owned by the Obligor for the Indebtedness of the Obligor guaranteed hereby regardless of whether said Indebtedness shall have been paid in full. The

Guarantors shall have no right of subrogation, reimbursement, contribution or indemnity whatsoever and no right of recourse to or with respect to any assets or property of any guarantor or guarantors or to any collateral not owned by the Obligor for the Indebtedness of the Obligor guaranteed hereby unless and until all of said Indebtedness shall have been paid in full. Except as otherwise provided herein with respect to the Individual Guarantors, nothing shall discharge or satisfy the liability of the Guarantors hereunder except the full performance and payment of all of said Indebtedness and all obligations of the Guarantors hereunder.
     The Issuer’s books and records showing the account between the Issuer and the Obligor shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth.
     No invalidity, irregularity or unenforceability of all or any part of the Indebtedness hereby guaranteed or of any collateral or any other guarantees therefor shall affect, impair or be a defense to this Guaranty. The liability of the Guarantors hereunder shall in no way be affected or impaired by any acceptance by the Issuer of any collateral for or other guarantees of any of said Indebtedness guaranteed hereby, or by any failure, neglect or omission on the part of the Issuer to realize upon or protect any of said Indebtedness or any collateral therefor or guarantees thereof. No act of commission or omission of any kind by the Issuer (including without limitation any act or omission which impairs, reduces the value of, releases or fails to perfect a lien upon, any collateral for or guarantee of any Indebtedness guaranteed hereby) shall affect or impair the obligations of the Guarantors hereunder in any manner.
     If claim is ever made on the Issuer for repayment or recovery of any amount or amounts received by the Issuer in payment or on account of any of the Indebtedness of the Obligor guaranteed hereby and the Issuer repays all or part of said amount by reason of (a) any judgment, decree or order of any court or administrative body having jurisdiction over the Issuer or any of its property or (b) any settlement or compromise of any such claim effected by the Issuer with any such claimant (including without limitation the Obligor), then and in such event the Guarantors agree that any such judgment, decree, order, settlement or compromise shall be binding on the Guarantors, notwithstanding any cancellation of any note or other instrument or agreement evidencing such Indebtedness of the Obligor, and the Guarantors shall be and remain jointly and severally liable to the Issuer hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by the Issuer. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indebtedness is rescinded or must otherwise be returned by the Issuer upon the insolvency, bankruptcy or reorganization of the Obligor or otherwise, all as though such payment had not been made.
     No delay by the Issuer in exercising any of its options, powers or rights or partial or single exercise thereof shall constitute a waiver thereof. No waiver of any of rights of the Issuer hereunder and no modification or amendment of this Guaranty shall be deemed to be made by the Issuer unless the same shall be in writing, duly signed on behalf of the Issuer, and each such waiver (if any) shall apply only with respect to the specific instance involved and shall in no way impair the rights of the Issuer or the obligations of the Guarantors to the Issuer in any other respect at any other time. In case any one or more of the provisions hereof should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not be affected or impaired thereby.
     The Guarantors covenant and agree to deliver to the Trustee such financial statements and other financial information regarding the Guarantors as Trustee may from time to time reasonably request.
     This Guaranty is a continuing guaranty which shall remain in full force and effect and shall terminate, with respect to the Individual Guarantors, upon the earlier of (a) the issuance of an occupancy permit for the Project (as defined in the Indenture) and the date on which Synergetics, Inc. takes possession of the Project, or (b) all Indebtedness shall have been paid in full and the termination of the Issuer’s obligation to lend funds or grant other financial accommodations to the Obligor. The death of an Individual

Guarantor shall not effect a termination of this Guaranty. With respect to the Corporate Guarantor, this Guaranty is a continuing guaranty which shall remain in full force and effect and shall not be terminable so long as either (i) any Indebtedness shall remain in force and effect or (ii) the Issuer shall have any commitment to lend funds or grant other financial accommodations to Obligor.
     This Guaranty shall be understood to be for the benefit of the Issuer and for such other person or persons as may from time to time become or be the holder or owner of any of the Indebtedness or any interest therein and this Guaranty shall be transferable to the same extent and with the same force and effect as any such Indebtedness may be transferable. This Guaranty cannot be changed or terminated orally, shall be governed by and construed in accordance with the laws of the State of Missouri, shall be binding on the heirs, executors, administrators, personal representatives, successors and assigns of the Guarantors and shall inure to the benefit of the successors and assigns of the Issuer. The Guarantors irrevocably agree that, subject to the Issuer’s sole and absolute election, all actions or proceedings in any way, manner or respect arising out of or from or related to this Guaranty shall be litigated only in courts having situs within St. Charles County, State of Missouri. The Guarantor hereby consent and submit to the jurisdiction of any local, state or federal court within said county and state. THE GUARANTORS HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY LITIGATION BROUGHT IN ACCORDANCE WITH THIS SECTION.
     Dated in St. Charles, Missouri as of this first day of September, 2002.

/s/ William L. Bates
Name:	Printed William L. Bates

/s/ Gregg D. Scheller
Name:	Printed Gregg D. Scheller

/s/ Kurt W. Gampp, Jr.
Name:	Printed Kurt W. Gampp, Jr.

Attest: [SEAL] /s/	SYNERGETICS, INC. By /s/ Kurt W. Gampp

Its (Assistant) Secretary	Title: (Vice) President